UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14040 Danielson Street

Poway, California 92064-6857

(Address of Principal Executive Offices)(Zip Code)

(858) 746-2400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Principal Officer Appointment.

On December 22, 2005, ResMed, Inc. (the “Company”) announced that Brett Sandercock has been appointed as the Company’s Chief Financial Officer effective January 1, 2006. Mr. Sandercock, age 38, replaces Adrian Smith who has received the full-time appointment of the Company’s Chief Operating Officer for Europe, a position he has held since November of 2004. Mr. Sandercock joined the Company in 1998 and has held a variety of positions, most recently as Vice President, Treasury and Finance since November 2004. The terms of Mr. Sandercock’s employment agreement as Chief Financial Officer of the Company are not available at this time. The Company will provide this information by filing an amendment to this Form 8-K after the information becomes available.

A copy of the press release relating to the appointment is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibits:	Description of Document
99.1	Press Release dated December 22, 2005

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: December 29, 2005	RESMED INC.
(registrant)

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Global General Counsel, Senior Vice President Organizational Development and Corporate Secretary

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated December 22, 2005